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                                                                     Exhibit 5.1





                               December 19, 1997

ACR Group, Inc.
3200 Wilcrest, Suite 440
Houston, Texas  77042

     Re: Form S-3 Registration Statement Covering 2,411,667 Shares of Common Stock of ACR Group, Inc.

Gentlemen:

         We have represented ACR Group, Inc., a Texas corporation (the "Company"), in connection with the proposed registration of 2,411,667 shares of Common Stock, $.01 par value, of the Company on Form S-3 (the "Registration Statement).

         Based upon examination of such documents and records as we have deemed necessary, we are of the opinion that:

         (a) The Company has been duly incorporated under the laws of the State of Texas and is a validly organized and existing corporation.

         (b) The shares of Common Stock to be offered under the Registration Statement, when issued, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,


                                           /s/ Robert D. Remy
                                           -----------------------------
                                           Robert D. Remy
RDR:clr